Exhibit 10.1

AMENDMENT NO. 3 TO

AMENDED AND RESTATED EMPLOYMENT, CONFIDENTIALITY,

NON-COMPETITION AND SEVERANCE AGREEMENT

THIS AMENDMENT NO. 3 TO THE AMENDED AND RESTATED EMPLOYMENT, CONFIDENTIALITY, NON-COMPETITION AND SEVERANCE AGREEMENT (this “Amendment”), dated as of August 6, 2003, is made and entered into by and between AmericasDoctor, Inc., a Delaware corporation (the “Company”), and David R. Adamoli (“Executive”).

WHEREAS, the Company and the Executive have previously entered into that certain Amended and Restated Employment, Confidentiality, Non-Competition and Severance Agreement, dated as of January 6, 2000, as amended by Amendment No. 1 to Amended and Restated Employment, Confidentiality, Non-Competition and Severance Agreement, dated as of May 15, 2000, and Amendment No. 2 to Amended and Restated Employment, Confidentiality, Non-Competition and Severance Agreement, dated as of December 21, 2000 (the “Agreement”); and

WHEREAS, the Company and Executive each desires to amend the provisions of the Agreement as provided in paragraph 2 of this Amendment;

NOW, THEREFORE, the Company and the Executive agree as follows:

1. Definitions. Terms used with initial capitals but not defined in this Amendment are used as defined in the Agreement.

2. Amendments to Agreement.

(a) Section 9(a)(iii) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(iii) notwithstanding anything to the contrary in the Executive’s stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive’s stock options were granted, (A) all of Executive’s stock options shall cease to vest on the date of Executive’s Involuntary Termination, (B) Executive shall have the right to exercise any and all vested stock options at any time no later than the expiration date of such stock options and (C) all unvested stock options shall be immediately canceled as of the date of Executive’s Involuntary Termination.”

(b) Section 9(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(d) If a Voluntary Termination due to Executive’s retirement or death during the term of this Agreement occurs, then notwithstanding anything to the contrary in the Executive’s stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive’s stock options were granted, (i) one-third of the unvested portion of all stock options granted to Executive shall become immediately exercisable as of the date of Executive’s retirement or death and (ii) all other unvested stock options held by Executive shall be immediately canceled. Executive or, in the case of Executive’s death, Executive’s estate, shall have the right to exercise any and all vested stock options at any time no later than the expiration date of such stock options.”

(c) Section 9(e) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(e) If a Voluntary Termination due to Executive’s becoming Disabled during the term of this Agreement occurs, then notwithstanding anything to the contrary in the Executive’s stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive’s stock options were granted, (i) one-third of the unvested portion of all stock options granted to Executive shall become immediately exercisable as of the date of Disability and (ii) all other unvested stock options held by Executive shall be immediately canceled. Executive shall have the right to exercise any and all vested stock options at any time no later than the expiration date of such stock options.”

(d) Section 11(a)(iv) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(iv) notwithstanding anything to the contrary in the Executive’s stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive’s stock options were granted, (A) all of Executive’s stock options shall cease to vest on the Termination Date, (B) Executive shall have the right to exercise any and all vested stock options at any time no later than the expiration date of such stock options and (C) all unvested stock options shall be immediately canceled as of the Termination Date.”

3. No Other Amendment; Waiver. In no event shall this Amendment constitute the amendment of any provisions of the Agreement other than as set forth in Section 2 above, nor shall it constitute any waiver of any of the Company’s or Executive’s other rights thereunder.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

5. Governing Law; Successors and Assigns. This Amendment is governed by, and be construed and enforced in accordance with, the internal laws of the State of Illinois and shall be binding upon the Company and the Executive and their respective successors and assigns.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first above written.

AMERICASDOCTOR, INC.

By:	/S/ C. LEE JONES

Name: C. Lee Jones Title: Chairman, President and Chief Executive Officer

/s/ DAVID R. ADAMOLI

David R. Adamoli